Exhibit 99.1

Contact Information:
Scott C. McDonald President & Chief Executive Officer Tel 408-852-8009 Fax 408-852-8109 smcdonald@castelle.com	Karin Reak Director of Marketing Tel 408-852-8034 Fax 408-852-8134 kreak@castelle.com

FOR IMMEDIATE RELEASE                                                                                         OCTOBER 25, 2006

Castelle Reports Financial Results for Third Quarter and

Nine Months of Fiscal Year 2006

MORGAN HILL, CA – October 25, 2006 – Castelle® (Nasdaq: CSTL), a leader in ‘all-in-one’ network fax solutions for the business and enterprise markets, today announced financial results for the Company’s third quarter and nine months ended September 30, 2006.

Revenues for the third quarter ended September 30, 2006 totaled $2.62 million, down 3% from $2.70 million in the third quarter of 2005. For the nine months ended September 30, 2006, revenues totaled $8.02 million, down 1% from $8.14 million in the nine months ended September 30, 2005.

Net income for the third quarter of 2006 was $237,000, or $0.05 per fully diluted share, compared to $248,000, or $0.05 per fully diluted share, in the third quarter of 2005. Net income for the nine months ended September 30, 2006 was $409,000, or $0.09 per fully diluted share, down 41% from $699,000, or $0.16 per fully diluted share, for the nine months ended September 30, 2005.

The Company also released non-GAAP pro forma results excluding certain share-based (non-cash) payment expenses incurred due to the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment”, (“SFAS No. 123R”) effective January 1, 2006. Excluding the impact of share-based payment expenses, results for the third quarter ended September 30, 2006 showed net income of $308,000, or $0.07 per fully diluted share, up 24% from $248,000, or $0.05 per fully diluted share, in the third quarter of 2005. For the nine months ended September 30, 2006, pro forma net income was $645,000, or $0.14 per fully diluted share, down 8% from $699,000, or $0.16 per fully diluted share, in the nine months ended September 30, 2005. No comparable expenses were incurred in the first nine months of 2005 (see “Use of Pro Forma Operating Results,” below).

“We are in the midst of a number of new development and marketing initiatives,” said Scott McDonald, President and CEO of Castelle. “Castelle recently announced that it will enter into the fax-over-IP market with a new generation of network fax servers that support IP faxing, and is also preparing for a launch of its enterprise fax servers this month in Mainland China. In addition, Castelle’s FaxPress Premier™ fax servers were named a winner in the Fax Gateway category of the 2006 Windows IT Pro Readers’ Choice Awards. This is a great acknowledgement for Castelle as we continue to progress within the fax server market,” concluded Mr. McDonald.

As of September 30, 2006, Castelle had cash and cash equivalents totaling $7.40 million, or $1.66 per average shares outstanding (diluted) for the third quarter. This was up 9% from $6.77 million as of December 31, 2005. The Company remains free of long-term debt.

Castelle’s Board of Directors initiated a stock buy back program in the third quarter of fiscal 2006 that authorizes the Company to spend up to $1 million to buy back common shares, as the Company believes that the current share price does not accurately reflect the Company’s long-term growth prospects. The Company plans to continue with the program, which will be funded from the Company’s cash of $7.40 million.

Use of Pro Forma Operating Results

The Company’s GAAP results reflect the adoption of SFAS No. 123R effective January 1, 2006. On a non-GAAP basis, net income, excluding share-based payment expenses, was $308,000 for the third quarter of 2006, compared to reported net income of $248,000 in the third quarter of 2005. For the first nine months of 2006, net income, excluding share-based payment expenses, was $645,000, as compared to reported net income of $699,000 for the same period in 2005. Prior to fiscal 2006, Castelle had not reported share-based payments in the determination of its GAAP operating results. Castelle discloses non-GAAP financial measures of net income and net income per share and believes that this non-GAAP information provides historical comparability of its operating results over multiple reporting periods due to the absence of share based payment expenses in comparative prior year periods. These non-GAAP financial measures should not be considered an alternative to earnings and earnings per share presented in conformity with U.S. GAAP. Further, these non-GAAP financial measures are unlikely to be comparable to non-GAAP information provided by other companies. In accordance with SEC regulations, reconciliation of the Castelle statements of earnings to the non-GAAP information is provided in the tables attached to this press release.

About Castelle

Castelle (Nasdaq: CSTL), a market leader in ‘all-in-one’ network fax solutions for business and enterprise, offers organizations every possible network fax option: desktop faxing, production faxing, fax and email integration, workflow application integration, and tools for developing custom fax applications. FaxPress™, FaxPress Premier™ and FaxPress Enterprise™ network fax servers include the FaxPress or FaxPress Plus™ software suite that enables administrators and users to perform functions such as managing fax queues, creating reports, and viewing fax archives.

Castelle products are designed to be easy to use and maintain, and provide an economical way for companies to share resources over the network. Castelle was founded in 1987 and is headquartered in Morgan Hill, California. Its products are available through a worldwide network of distributors, resellers, and online retailers. Visit Castelle online at www.castelle.com.

FaxPress™, FaxPress Premier™, FaxPress Enterprise™ and FaxPress Plus™ are trademarks of Castelle.

If you would like to be added to Castelle’s investor email list, please contact Karin Reak at kreak@castelle.com.

Forward-Looking Statements

This press release may contain forward-looking statements, including but not limited to references to revenue growth, long-term growth prospects and our ability to successfully expand our product offerings to penetrate new and current markets. These statements are subject to risks and uncertainties, including but not limited to the impact on our results from fluctuations in demand for our products, our ability to maintain and increase market share, the timely development, acceptance and pricing of our products, the impact on EPS from future non-cash tax provisions or benefits and general economic conditions as they affect our customers. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements as contained in our reports to the Securities and Exchange Commission, including our Forms 10-K and 10-Q. The Company assumes no obligation to update the forward-looking information.

CASTELLE
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005

Revenues:
Products	$ 1,762	$ 1,946	$ 5,556	$ 5,955
Services	856	755	2,463	2,186

Total net revenues	2,618	2,701	8,019	8,141

Cost of revenues:
Products	766	772	2,200	1,988
Services	248	250	800	778

Total cost of revenues	1,014	1,022	3,000	2,766

Gross profit	1,604	1,679	5,019	5,375

Operating expenses:
Research and development	450	395	1,366	1,252
Sales and marketing	548	646	1,941	1,862
General and administrative	443	416	1,498	1,633

Total operating expenses	1,441	1,457	4,805	4,747

Operating income	163	222	214	628

Other income, net	74	26	195	71

Net income	$ 237	$ 248	$ 409	$ 699

Net income per common share :
Basic	$ 0.06	$ 0.06	$ 0.10	$ 0.18

Diluted	$ 0.05	$ 0.05	$ 0.09	$ 0.16

Shares used in per share calculation:
Basic	4,026	3,940	4,017	3,875

Diluted	4,466	4,567	4,473	4,494

CASTELLE
Pro Forma Condensed Consolidated Statements of Operations
Excluding 123R Share Based Payment Expenses
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005

Revenues:
Products	$ 1,762	$ 1,946	$ 5,556	$ 5,955
Services	856	755	2,463	2,186

Total net revenues	2,618	2,701	8,019	8,141

Cost of revenues
Products	760	772	2,194	1,988
Services	240	250	776	778

Total cost of revenues	1,000	1,022	2,970	2,766

Gross profit	1,618	1,679	5,049	5,375

Operating expenses:
Research and development	427	395	1,285	1,252
Sales and marketing	541	646	1,917	1,862
General and administrative	416	416	1,397	1,633

Total operating expenses	1,384	1,457	4,599	4,747

Operating income	234	222	450	628

Other income, net	74	26	195	71

Net income	$ 308	$ 248	$ 645	$ 699

Net income per common share :
Basic	$ 0.08	$ 0.06	$ 0.16	$ 0.18

Diluted	$ 0.07	$ 0.05	$ 0.14	$ 0.16

Shares used in per share calculation:
Basic	4,026	3,940	4,017	3,875

Diluted	4,466	4,567	4,476	4,494

CASTELLE
GAAP to Pro Forma Reconciliation of Statements of Operations
Excluding 123R Share Based Payment Expenses
(in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30, 2006			Nine Months Ended September 30, 2006
	GAAP	Share based payment expenses	Pro forma	GAAP	Share based payment expenses	Pro forma
Revenues:
Products	$ 1,762	$ —	$ 1,762	$ 5,556	$ —	$ 5,556
Services	856	—	856	2,463	—	2,463

Total net revenues	2,618	—	2,618	8,019	—	8,019

Cost of revenues:
Products	766	(6)	760	2,200	(6)	2,194
Services	248	(8)	240	800	(24)	776

Cost of revenues	1,014	(14)	1,000	3,000	(30)	2,970

Gross profit	1,604	14	1,618	5,019	30	5,049

Operating expenses:
Research and development	450	(23)	427	1,366	(81)	1,285
Sales and marketing	548	(7)	541	1,941	(24)	1,917
General and administrative	443	(27)	416	1,498	(101)	1,397

Total operating expenses	1,441	(57)	1,384	4,805	(206)	4,599

Operating income	163	71	234	214	236	450

Other income, net	74	—	74	195	—	195

Net income	$ 237	$ 71	$ 308	$ 409	$ 236	$ 645

Net income per common share:
Basic	$ 0.06	$ 0.02	$ 0.08	$ 0.10	$ 0.06	$ 0.16

Diluted	$ 0.05	$ 0.02	$ 0.07	$ 0.09	$ 0.05	$ 0.14

Shares used in per share calculation:
Basic	4,026		4,026	4,017		4,017

Diluted	4,466		4,466	4,473		4,476

CASTELLE
Condensed Consolidated Balance Sheets
(in thousands, except per share data)
(Unaudited)

	September 30, 2006	December 31, 2005

Assets:
Current assets:
Cash and cash equivalents	$ 7,397	$ 6,766
Accounts receivable, net	1,156	1,137
Inventories	1,130	1,156
Prepaid expenses and other current assets	285	135
Deferred taxes	212	212

Total current assets	10,180	9,406

Property and equipment, net	260	200
Other assets	125	140
Deferred taxes	928	928

Total assets	$ 11,493	$ 10,674

Liabilities and Shareholders’ Equity
Current liabilities:
Short-term debt	$ 2	$ 14
Accounts payable	186	286
Accrued liabilities	851	824
Deferred revenue	1,715	1,498

Total current liabilities	2,754	2,622

Long-term debt	—	—

Total liabilities	2,754	2,622

Shareholders’ equity	8,739	8,052

Total liabilities and shareholders’ equity	$ 11,493	$ 10,674

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